UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

SCOTIA PACIFIC COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-3924 (Commission File Number)	95-2078752 (I.R.S. Employer Identification No.)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On February 9, 2005, The Pacific Lumber Company (“PALCO”) issued a press release reporting that it is working with the staff of the North Coast Regional Quality Control Board, and separately with PALCO’s bank lender, to avoid a financial liquidity shortfall. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference into this “Item 8.01. Other Events.”

     Scotia Pacific Company LLC (“Scotia Pacific”) is a wholly owned subsidiary of PALCO.

     At this time, separate discussions are still ongoing with the staff of the North Coast Regional Quality Control Board and with the lender under the PALCO bank credit agreement, and it is not possible to determine or describe the results of those discussions or the actions that may be required when the results of those discussions become known. Scotia Pacific does not plan to make public announcements regarding the status or progress of either of these discussions until the results have become clear. At that time, Scotia Pacific expects to issue further appropriate public information.

Item 9.01.  Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 9, 2005 (filed herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2005	SCOTIA PACIFIC COMPANY LLC
	By:	/s/ Bernard L. Birkel
		Name:	Bernard L. Birkel
		Title:	Secretary

INDEX TO EXHIBIT

Exhibit Number	Description

99.1	Press Release, dated February 9, 2005 (filed herewith).